SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-OMNOVA SOLUTIONS

                    GAMCO INVESTORS, INC.
                                 8/25/00            5,000             4.9375
                                 8/24/00           12,400             5.0544
                                 8/23/00            5,000             5.1875
                                 8/23/00            7,700             5.1140
                                 8/22/00            2,400             5.2500
                                 8/21/00            7,000             5.2140
                                 8/18/00           10,000             5.2500
                                 8/17/00           77,700             5.2020
                                 8/17/00            1,500             5.0000
                                 8/11/00            3,000             5.1083
                                 7/03/00            5,400-             *DO
                                 6/29/00           10,000             6.1250
          GABELLI FUNDS, LLC.
                         GABELLI ASSET FUND
                                 8/17/00           10,000             5.0000
                         GABELLI CAPITAL ASSET FUND
                                 8/18/00            5,000             5.5000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.